Exhibit 99.1

NEWS BULLETIN FROM:	RE:	2101 Faraday Avenue Carlsbad, CA 92008 (760) 603-9120 Nasdaq: VMTI

FOR FURTHER INFORMATION

AT VISTA MEDICAL TECHNOLOGIES:	AT FRB|WEBER SHANDWICK:

John R. Lyon

Tony Rossi

President	Investor and Media Contact
jlyon@vistamt.com	trossi@webershandwick.com
(760) 603-9120	(310) 407-6563

FOR IMMEDIATE RELEASE

March 3, 2003

VISTA MEDICAL ANNOUNCES FINANCING

Company Meets Requirement for Continued Listing on Nasdaq SmallCap Market

CARLSBAD, CA, March 3, 2003 — Vista Medical Technologies, Inc. (Nasdaq: VMTI) today announced that it has closed a preferred stock financing, in a transaction led by Vectra LLC, representing proceeds to the Company of $950,000.  The resulting increase in the Company’s equity allows Vista Medical to regain compliance with the stockholders’ equity requirement for continued listing on the Nasdaq SmallCap Market, and to satisfy certain conditions determined by the Nasdaq Listing Qualifications Panel, pursuant to an oral hearing on January 16, 2003.  The Company will file a form 8-K with the Securities Exchange Commission, incorporating a January 31, 2003 Balance Sheet (unaudited) which includes the proceeds of this financing.  To maintain its listing the Company must also evidence continued compliance with all other listing requirements of the Nasdaq SmallCap Market.

John R. Lyon, President and Chief Executive Officer of Vista Medical, said:  “We are very pleased to meet the continued listing requirements, and also to have raised additional working capital to make progress with the expansion of our obesity business into management of bariatric surgical programs.”

Vista Medical Technologies, Inc.

Vista Medical Technologies, Inc. operates two business units.  The Obesity Surgery Management Services business, based in Carlsbad, CA, provides services to physicians and hospitals involved in the surgical treatment of morbid obesity.  Our services include management of the Laparoscopic Bariatric Surgery Preceptorship, a comprehensive introduction to starting a minimally invasive gastric bypass surgical program.  Additionally, we offer systems and consulting services which enable the efficient operation of obesity surgery programs.  The

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FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

Visualization Technology business, based in Westborough, MA, develops, manufactures and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures.  Our technology products combine a head mounted display with video cameras to provide surgeons with critical visual information during complex minimally invasive procedures, and also incorporate the benefit of viewing complementary information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery.  The Visualization Technology business also manufactures compact, high-resolution endoscopic cameras for original equipment manufacturer customers and strategic partners.  Vista Medical Technologies is traded on the  Nasdaq SmallCap Market under the stock symbol VMTI.  The Company’s Internet Website is www.vistamt.com.  Information on the Company’s nutritional supplements for post-surgical gastric bypass patients may be found on www.vistavitamins.com.

Forward Looking Statements

This news release may contain forward-looking statements concerning the business and products of the Company.  Actual results may differ materially depending on a number of risk factors, including, but not limited to the following: the Company’s ability to raise additional capital to fund its operations and execute its business plan; development, manufacturing, shipment, global economic and distribution risks; and customer acceptance.  Other risks inherent in the business of the Company are described in Securities and Exchange Commission filings, including the Annual Report on Form 10-K for the year ended December 31, 2001, and the Company’s most recent quarterly report on Form 10-Q.  The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

- balance sheet to follow -

VISTA MEDICAL TECHNOLOGIES, INC.
BALANCE SHEET
VISTA MEDICAL TECHNOLOGIES, INC.
Selected Consolidated Balance Sheet Data

	JANUARY 31, 2003		DECEMBER 31, 2002
	(unaudited)		(audited)

CASH & CASH EQUIVALENTS	$1,839,109	***	829,372

TOTAL CURRENT ASSETS	4,870,703		4,058,855

PROPERTY & EQUIPMENT (NET)	108,177		77,431

TOTAL ASSETS	4,981,705		4,139,347

TOTAL CURRENT LIABILITIES	2,134,005		2,058,390

TOTAL STOCKHOLDERS EQUITY	2,847,700	***	2,080,957

***   INCLUDES $950,000 PROCEEDS FROM SALE OF PREFERRED STOCK